EXHIBIT 10.9

Pledge of Equity Agreement

This Pledge of Equity Agreement (this “Agreement”) is entered into by and between the following two parties in Wuhan China on June 30th, 2009;

Party A:  The Kingold Shareholders; The Shareholders of Wuhan Kingold Jewelry Co., Ltd {hereinafter referred to as “Kingold Jewelry”) set forth on Table 1, (collectively, the “Kingold Shareholders”).

Party B:  Wuhan Vogue-Show Jewelry Co., Ltd, a Wholly-Owned Foreign Enterprise (“WOFE”) registered in Wuhan of the PRC with legal registered office at 5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang’ an District, Wuhan.

Whereas:

1.           Each shareholder set forth on Table 1 is the shareholder of Wuhan Kingold Jewelry Co., Ltd and duly and legally holds shares of Kingold Jewelry.  The percentage of shares held is as indicated in Table 1 attached hereto.

2.           Wuhan Kingold Jewelry Co., Ltd is a corporation incorporated and validly existing in the territory of the PRC pursuant to the law of the PRC with license registration number:  420100000023089 and legal registered office at No. Te 15, Huangpu Science and Technology Park, Jiang’ an District, Wuhan.

3.           In order to ensure the Kingold Shareholders and/or Kingold Jewelry to perform all obligations under the Exclusive Management Consulting and Technical Support Agreement, Shareholders’ Voting Proxy Agreement and Purchase Option Agreement (collectively referred to as “Onshore Agreements”) entered into on tie same day as this Agreement, the Kingold Shareholders, agree to pledge their 95% equities in Kingold Jewelry to Party B as the guarantee for the performance of the Onshore Agreements by the related responsible parties pursuant to the terms and conditions of this Agreement, and Party B agrees to accept such pledge provided by the Kingold Shareholders.

Now, therefore,, under the principle of equality and mutual benefit and with the consensus reached through negotiation, both parties have entered into this Agreement and agreed to abide by it pursuant to the applicable laws and regulations of the PRC

Clause 1              Fledge of Equity

In order to guarantee the Kingold Shareholders and other related responsible parties to perform all obligations and liabilities under the Onshore Agreements, each of the Kingold Shareholders, agree to pledge the Pledged Equities (as defined in Clause 4 herein) under this Agreement to Party B pursuant to the terms and conditions of this Agreement, and Party B agrees to accept the above equity pledge, and have priority right to the proceeds from the conversion, auction, or sale of the Pledged Equities.

The Pledge under this Agreement includes the rights owned by Party B to collect the fees (including legal fees), expenses, interests, losses, liquidated damages and compensations that Kingold Jewelry shall pay under the Onshore Agreements, and civil liabilities that Kingold Jewelry or Kingold Shareholders shall bear in case the Onshore Agreements wholly or partially become null and void due to any reason.

Unless consent in writing by Party B, after the execution of this Agreement, the pledge under this Agreement will be discharged only when Kingold Jewelry and Kingold Shareholders have performed all the obligations and liabilities under the Onshore Agreements and Party B confirms in writing.  If Kingold Jewelry or Kingold Shareholders have not fully performed all or part of its or their obligations or liabilities under the Onshore Agreements at the expiration of such agreements, Party B will maintain the pledge hereunder up to the date when all such obligations and liabilities are fully performed.

Clause 2              Representations and Warranties

2.1	The Kingold Shareholders, jointly and severally, represent and warranty to Party B, on the day of execution of this Agreement:

2.1.1	The Kingold Shareholders have the right to execute this Agreement and the capability to perform the same;

2.1.2
The Kingold Shareholders have carried out necessary internal decision-making procedures, obtained proper authority, acquire all the necessary consents and approvals of any requisite third party and government authority to enter into and perform this Agreement and this Agreement does not violate the laws and contracts binding or affecting it;

2.1.3
Upon the execution, this Agreement will constitute the legal, valid, binding obligation of all parties and all parties will be subject to compulsory enforcement pursuant to the teems and conditions of this Agreement.

2.1.4
Each of the Kingold Shareholders is the exclusive end duly owner of the Pledged Equities, has paid up all capitals subscribed, has obtained the capital verification report issued by the duly qualified Certified Public Accounting firm and has the right to set the pledge of the first priority on such Pledged Equities for Party B.

2.1.5
Except for the pledge under this Agreement, there is not:  (i) any other encumbrance or any security interests for the benefit of any third party on the equity interests pledged by the Kingold Shareholders (including but not limited to pledge); (ii) any mortgages or other guarantee rights set for any third party; (iii) any pending or possible civil, administrative or criminal litigation or administrative punishment or arbitration relating to the equity interests hereunder on the date of execution of this Agreement; (iv) any trusts or conditions of limited use; (v) any exemptions from lawsuit, execution, enforcement or other legal proceedings, or (vi) any outstanding taxes, fees or undecided legal procedures related with the equity interests hereunder on the date of execution of this Agreement.

2.1.6
The Kingold Shareholders have not effected and will not effect an event of default and have no knowledge of any risk of an Event of Default (defined in Clause 7) under this Agreement or any other agreement to which the Kingold Shareholders are a party.

2.1.7
The Kingold Shareholders have abided by and performed all obligations stipulated by the applicable laws and regulations and all applicable authorizations and permissions; The Kingold Shareholders do not have any circumstances that go against laws, regulations or rules and may have material and adverse effect on the validity, effect, performance and enforceability of this Agreement.

2.1.8
To the best knowledge of the Kingold Shareholders, no court, arbitral tribunal or government authority starts to take any legal proceedings or administrative proceedings against The Kingold Shareholders or their Pledged Equities, neither does any courts, arbitral tribunals or government authority start to file any legal proceedings or administrative proceedings against the Kingold Shareholders or their Pledged Equities, and the Kingold Shareholders have no knowledge of any such risks.

2.2	Party B presents and warranties to the Kingold Shareholders on the day of execution of this Agreement:

2.2.1	it has the right, to execute this Agreement and the capability to perform the same;

2.2.2
it has carried out necessary internal decision-making procedures, obtained proper authority, acquire the necessary consents and approvals of any third party and government authority to enter into and perform this Agreement and it does not go against the laws and contracts binding or affecting it; and

2.2.3
upon the execution, this Agreement will constitute the legal, valid, binding obligation of all parties and all patties shall be subject to compulsory enforcement pursuant to the terms and conditions of this Agreement.

Clause 3              Guaranteed Liabilities

The liabilities guaranteed under this Agreement are the obligations and liabilities of the Kingold Shareholders and all related responsible parties incurred under the Onshore Agreements (including the extended agreements to these agreements and the revised and supplementary agreements to such agreements), including but not limited to the management consulting fees, interest, liquidated damages, indemnities, creditor’s right realization fees arising out of and in relation to the Onshore Agreements and payable by the Kingold Shareholders to Party B, and the damages and other fees that are payable by the Kingold Shareholders to Party B due to the default.

Clause 4              Pledged Equities

The Pledged Equities are the 95% shares in Kingold Jewelry which the Kingold Shareholders duly and legally hold (see the percentage of shares in Table 1 attached hereto) and all rights and proceeds of or in relation to such equities.

Clause 5              Pledge Procedures and Transaction

Within thirty (30) days of the execution of this Agreement, the Kingold Shareholders shall transact the registration procedures in relation to this pledge of equity at Wuhan Administration for Industry and Commerce.  If the registration for such pledge of equity fails due to the reason of Wuhan Administration for Industry and Commerce, the Kingold Shareholders shall write down the matter about such pledge of equity into the stock ledger of Kinggold Jewelry and apply to Wuhan Administration for Industry and Commerce for the transaction of the registration of the pledge of equity within thirty (30) days as of the day when Wuhan Administration for Industry and Commerce approves the transaction or the information about transaction approval is obtained.

Clause 6              The Kingold Shareholder’s Undertaking

Within the term of this Agreement, the Kingold Shareholders undertakes to Party B that:

6.1
without the prior written consent of Party B, the Kingold Shareholders shall not set any other guarantees (whether prevailing over the pledge under this Agreement or not) or other restrictive conditions un all or part of the Pledged Equities;

6.2
without the prior written consent of Party B, the Kingold Shareholders shall not sell, lease, lend, transfer, assign, grant, remortgage, trust, or participate in equity investment by, the Pledged Equities or dispose by any other means all or part of the Pledged Equities;

6.3	the Kingold Shareholders shall not use or allow others to use the Pledged Equities for any actions or events against law or tins Agreement;

6.4
after receiving any notice, order, ruling, verdict or other instruments in relation to the Pledged Equities from the government, judicial authority or arbitral organization of the PRC, the Kingold Shareholders shall immediately notify Party B and within the period provided by law take all necessary steps to reduce the risks that such notice, order or other instruments may bring to the Pledged Equities.  Where Party B deems necessary, the Kingold Shareholders shall file a lawsuit, arbitration or administrative lawsuit against the above notice, order or other instruments and hear all fees that arising therefrom and in relation thereto;

6.5
the Kingold Shareholders shall timely notify Party B of any events or any received notices which may affect the the Kingold Shareholders’ equity interest or any part of its right, and any events or any received notices which may change the Kingold Shareholders’ covenants and obligations under this Agreement or which may affect the the Kingold Shareholders’ performance of its obligations under this Agreement, and lake actions in accordance with the instructions of Party B;

6.6
the Kingold Shareholders agrees that Party B’s right of exercising the pledge pursuant to this Agreement shall not be suspended or hampered by the Kingold Shareholders or any successors or transferees of the Kingold Shareholders or any other persons;

6.7
the Kingold Shareholders warrants to Party B that in order to protect or perfect the security over the obligations of the Kingold Shareholders and/or Wuhan Kingold under Onshore Agreements, the Kingold Shareholders shall make any necessary amendment (if applicable), execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and /or perform and cause other parties who have interests to take action as required by Party B and make access to exercise the rights and authorization vested in Party B under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests Party B or another party designated by Party B, and provides Party B with all the documents regarded as necessary to Party B within the reasonable time; and

6.8
the Kingold Shareholders warrants to Party B that the Kingold Shareholders will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of Party B.  The Kingold Shareholders shall indemnity Party B for all the damages suffered by Party B for the reasons that the Kingold Shareholders do not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

Clause 7              Event of Default

7.1	The following events shall be regarded as an Event of Default:

7.1.1
where the Kingold Shareholders and related responsible parties fail to perform any obligations under the Onshore Agreements in time or fails to discharge any guaranteed liability as scheduled in full sum;

7.1.2	where any representation and undertaking the Kingold Shareholders makes in Clause 2 herein have falsity, fraud, misleading statement or error;

7.1.3	where the Kingold Shareholders violates any undertaking in Clause 6 of this Agreement;

7.1.4
where the Kingold Shareholders refuses or intentionally delays the transaction of the procedures necessary for the registration of the pledge under this Agreement and tails to correct such action in time within ten (10) days as of the day when Party B requires in writing to do so;

7.1.5
where any external loan, guarantee, indemnity, undertaking or other compensation liability of the Kingold Shareholders:  (i) is required to be discharged or performed in advance due to an event of default; or (ii) is due but cannot be discharged or performed as scheduled, which makes Party B reasonably believe that the ability of die Kingold Shareholders to perform its obligations under this Agreement has been materially and adversely affected;

7.1.6
where this Agreement becomes ineffective, revocable, unenforceable or the Kingold Shareholders cannot continue performing its obligations under this Agreement in time and completely due to the fault (including omission) of the Kin gold Shareholders after the issuance of new laws and regulations;

7.1.7	where the Kingold Shareholders violates any other term and condition of this Agreement; and

7.1.8	other circumstances in which Party B cannot exercise and dispose the pledge due to the fault (including omission) of the Kingold Shareholders.

7.1.9	The Kingold Shareholders waive the pledged equity interests or transfers the pledged equity interests without prior written consent from the Party B;

7.1.10
Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.11	The property of the Kingold Shareholders is adversely changed and causes Party B to deem that the capability of the Kingold Shareholders to perform the obligations herein is affected;

7.2
If the Kingold Shareholders knows or should have known the occurrence of any event stated above in Clause 7.1 or any matter that may incur the above events, it shall immediately notify Party B in writing.

7.3
Unless the Kingold Shareholders immediately takes the measures satisfactory to Party B to correct the Event of Default listed in Clause 7.1 above, Party B may send written notice of exercising the pledge to the Kingold Shareholders at any time upon or after the occurrence of Event of Default and demand (i) full payment of the outstanding fees pursuant to the Onshore Agreement and (ii) immediate performance of the Kingold Shareholders and Kingold Jewelry’s obligation under the Onshore Agreements, and require disposal of the Pledged Equities pursuant to this Agreement.

7.4	The Event of Default provided in this Clause will not affect the exercise of other remedies by the parties pursuant to the currently effective laws and regulations of the PRC.

Clause 8              Exercise of Pledge

8.1	Subject to Clause 7.3, Party B can dispose the Pledged Equities at any time upon or after sending the notice for the exercise of the pledge.

8.2
Party B shall have the priority right to dispose all or part of Pledged Equities under this Agreement (including but not limited to purchase of shares at discounted price by agreement, sell at auction by law, sell-off Pledged Equities) is per legal procedures and be paid priorly from the sum gained from the disposal until all guaranteed liabilities of the Kingold Shareholders and Kingold Jewelry under the Onshore Agreements are discharged completely.

8.3	Where Party B disposes the Pledged Equities; pursuant to this Agreement, the Kingold Shareholders shall not set any obstacles but give necessary assistance so that Party B can realize its pledge.

Clause 9              Termination

Upon the date that all guaranteed liabilities of the Kingold Shareholders and Kingold Jewelry under the Onshore Agreements are discharged, this Agreement shall be terminated.  In such. Case, Party B shall cancel the pledge registration under this Agreement as soon as possible within the reasonable and feasible period.

Clause 10            Taxes and Fees

All taxes and fees resulting from the execution and performance of this Agreement shall be borne by each party respectively pursuant to the applicable laws and regulations.

Clause 11            Liability in the Event of Default

Both parties shall sufficiently perform this Agreement.  Either party breaking this Agreement shall bear the liability as arising therefrom and in relation thereto.  If the breaking party causes damages to the other party, the breaking party shall compensate the other party for all such damages.

Clause 12            Governing Law

The execution, validity, effect, interpretation, performance and dispute solution of this Agreement shall be governed by the laws and regulations of the PRC.

Clause 13            Dispute Resolution

Party B and each of the Kingold Shareholders agree that any dispute arising from or in relation to this Agreement shall first be settled by the friendly negotiation of both parties.  If the negotiation fails within 45 days, either party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application.  This arbitration shall be final and bind both parties and shall be enforceable in any court of competent jurisdiction.  The arbitration fees shall be born by the losing party.

Clause 14            Effect, Change and Recession of this Agreement

14.1
This Agreement will come into effect where the following conditions are met:  (1) this Agreement is duly and legally executed by the Kingold Shareholders and Party B; and (2) the pledge of equity under this Agreement has been filed and registered by law with Wuhan Administration for Industry and Commerce or has been wrote down in the stock ledger of Kingold Jewelry pursuant to Clause 5.

14.2
After tins Agreement comes into effect, except otherwise provided by this Agreement, neither party shall amend or terminate this Agreement in advance.  If it is necessary to amend or terminate this Agreement, both parties shall negotiate to reach a written agreement.  Before such written agreement is reached, this Agreement shall remain in effect.

Clause 15            Physical Possession Of Documents

15.1
the Kingold Shareholders shall driver the physical possession of the Certificate of Registration (original) of Wuhan Kingold to Party B, provide the proper record of such pledge on the shareholders- register of Wuhan Kingold to Party B, and handle various approval and examination, registration and filling procedures required by laws and regulations of the PRC within thirty (30) business days as of the date of execution of this Agreement or an earlier time agreed upon by the parties.

15.2
if subjects of the pledge change and such changes need lo be registered or filed, Party B and the Kingold Shareholders shall register or file such changes within five (5) business days as of the day of change, and shall deliver relevant registration of change or filling documents.

15.3
During the term of the equity pledge, the Kingold Shareholders shall instruct Wuhan Kingold not to distribute any dividends, or adopt any profits distribution plans; if the Kingold Shareholders shall be entitled to collect any interests other than dividend and profits distribution plan, the Kingold Shareholders shall instruct Wuhan Kingold to transfer such interests into cash and pay the same into the bank account designated by Party B in accordance with Party B’s requirements, and the Kingold Shareholders shall not use money deposited into the bank account without the prior written consent of Party B.

15.4
During the term of equity pledge, if the Kingold Shareholders subscribes new capital contribution or accepts an equity transfer (“Newly-added Equities”), the Newly-added Equities shall be automatically become Pledged Equities under this Agreement, and such the Kingold Shareholders shall accomplish all the procedures with respect to the pledge of the Newly-added Equities within ten (10) business days after acquiring the Newly-added Equities.  If the Kingold Shareholders fails to accomplish the relevant procedures as specified in this Clause, the Party B shall have the right to exercise the pledge right under this Agreement.

Clause 16            General Terms

1.	Entire Agreement

This Agreement and the Exhibits and Schedules hereto contain the entire understanding between the parties, no other representations, warranties or covenants having induced any party to execute this Agreement, and supersede all prior or contemporaneous agreements with respect to the subject matter hereof.  All exhibits, addendums, and schedules referred to in this Agreement are incorporated herein by reference.  All references to schedules and exhibits are to exhibits and schedules attached to and to become a part of this Agreement unless otherwise indicated.

2.	Amendment

Any amendment and/or rescission shall be in writing and signed by the authorized representatives of both parties. Such revision shall be a valid integral part of this Agreement.

3.	Headings

The headings of any Clauses or other portion of this Agreement arc for convenience only and arc not to be considered in construing this Agreement.

4.	Construction

References in this Agreement to “Clauses,” “Sections,” “Schedules” and “Exhibits” shall be to the Clauses, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided; any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires; the words “herein”, “hereof and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word “including” when used in this Agreement shall mean “including without limitation”; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any agreement document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (b) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

5.	Transfer

Without the prior written consent of Party B, none of the Kingold Shareholders shall transfer all or part of their rights and obligations under this Agreement to any third party.

This Agreement is binding on the Kingold Shareholders and its successor, and effective to Party B and every successor and transferee thereto.

Party B may at any time transfer all or part of its rights or obligations under this Agreement to a natural person or legal person it appoints.  In such case, the transferee shall have and assume the rights and obligations that Party B has and assumes under this Agreement and the Kingold Shareholders shall not have any objections.

After the Kingold Shareholders is changed due to the transfer, all parties to the new pledge shall enter into a new pledge agreement as per the format of this Agreement.

6.	Severability

Any provision hereof that is prohibited or unenforceable hi any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such pro vision in any other jurisdiction.

7.	Waiver

No failure or delay of either party to enforce any right hereunder shall constitute a waiver of any such right hereunder.  No waiver shall be effective hereunder unless in writing and a waiver shall only be effective for the specific act or circumstance for which it is given and not for any future act or circumstance.

8.	Succession of this Agreement

This Agreement shall bind the successors and transferees of both parties.

9.	Language

This Agreement is in both Chinese and English and signed by both parties, and the two versions have the same effect.  Should there be any discrepancy between the two language versions, the Chinese version shall prevail.

10.	Notices

All notices required or permitted under this Agreement shall be in writing and shall be sufficiently given only if mailed by registered or certified mail, return receipt requested, or sent by expedited or overnight delivery service with return receipt, or sent by telecopier with confirmed receipt, to the party to receive notice at the following addresses or at such other address as any party may, upon ten (10) days prior notice, direct:

If to the Kingold Shareholders:

With a copy to:

If to Party B:

With a copy to:

In witness hereof both parties have signed this Agreement on (he date specified on the first page of this Agreement.

11.	Copies

This Agreement shall be executed in four counterparts, each party holds one and the rests are used for the transaction of related formalities.  Each of the copies shall be deemed as the original one and has the same effect.

[The remainder of this page is intentionally left blank.]

In witness hereof, all parties have signed this Agreement on the date specified on the first page of this Agreement by their respective authorized representatives.

The Kingold Shareholders:

Jia Zhihong (signature):	Tang Yongbao (signature):

Dai Cuiyuan (signature):	Huang Fan (signature):

Zhao Jin (signature):	Zhao Bin (signature):

Chen Wei (signature):	Wang Jun (signature):

Xu Ji (signature):	Wu Xueyuan (signature):

Hu Ziwei (signature):	Qin Wanjiang (signature):

Zuo Liping (signature):	Fu Liuyun (signature):

Dai Yichao (signature):	Yang Chonghui (signature):

Niao Hanmei (signature):	Wang Yan (signature):

Pan Ming (signature):	Yang Guoqiao (signature):

Yan Huan (signature):	Li Feng (signature):

Yao Hai Qiong (signature):	Li Huili (signature):

Li Ziliang (signature):	Zhuang Wenbo (signature):

Xue Yi (signature):

Wang Zhaoping (signature):	Li Meidie (signature):

Lai Suhua (signature):

Cheng Ying (signature):	Zhou Lin (signature):

Zhang Jing (signature):	Liu Min (signature):

Zhang Jianshe (signature):	Feng Ligang (signature):

Wang Jianxin (signature):	Xiong Shuming (signature):

Luo Anying (signature):	Guo Yong (signature):

Guang Jun (signature):

Wuhan xingyuejin Industrial Co., Ltd (seal)

Authorized Representative (signature):

Party B:  Wuhan Vogue-Show Jewelry Co., Ltd. (seal)

Authorized Representative (signature):

Table 1:

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
1.	Jia Zhihong	No. 40-1, Laodong, St., Jiang’an District, Wuhan	420102196111133118	6636.65	66.3665
2.	Tang Yongbao	1st Floor 1, No. 2, Zhangjiawan, Wuchang District, Wuhan	42080219710514004X	400.00	4.00
3.	Dai Cuiyuan	No. 11, Taohuawu, Yunshan St., Lanxi, Zhejiang Province	330719195208060027	400.00	4.00
4.	Huang Fan	2nd 1. No. 1190, Jiefang Ave., Jiang’an District, Wuhan	420102194107051735	300.00	3.00
5.	Zhan Jim	No. 13, 8th Area, Yuege Village, Hancunhe Town, Fangshan District, Beijing	11011194910043615	250.00	2.50
6.	Zhao Bin	West 8 Building No. 3 Taipingyang Industrial Zone, Shaoyan Rd., Yantian District, Shenzhen, Guangdong Province	440621196805223134	200.00	2.00
7.	Chen Wei	No. 3-8 Nanhu Tonghuiqiao, Shizishan St., Hongshan District, Wuhan	420111197610265036	183.00	1.83
8.	Wang Jun	4th Floor, No. 136, Shahuzhui, Wuchang District, Wuhan	420106197411082439	132.35	1.3235
9.	Xu Ji	20-102, No. 5 Building, Fusheng Garden, Jujian Rd., Hexi District, Tainjin	120103195611280035	100.00	1.00
10.	Wu Xueyuan	2-14F, Baihua Apartments, Futian District, Shenzhen, Guandong Province	432301196601232061	100.00	1.00
11.	Hu Ziwei	No. 255, Jiefang Ave., Wuchang District, Wuhan	420802198702070021	79.00	0.79
12.	Qin Wanjiang	No. 9, Houhainanyan, Xicheng District, Beijing	110102195811271186	75.00	0.75
13.	Zuo Liping	2-502, No. 13 building, Lougouqiaonanli, Fengtai District, Beijing	110106395908041526	150.00	1.50

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
14.	Fu Liuyon	14th Floor 1, No. 37, Jingwu Rd. Jianghan District, Wuhan	420102193605103126	42.00	0.42
15.	Dai Yichao	No. 19, Huanghe èr Village, Jiang’an District, Wuhan	420102196210173174	35.00	0.35
16.	Yang Chonghui	No. 4, 3-10 Balyun Residential Area, Gucheng St., Linhai, Zhejiang Province	331082198309300318	30.00	0.30
17.	Lino Hahnmei	3rd Floor 1, Xiangjiang No. 29, Hongkong St., Jianghan District, Wuhan	420102195411082100	30.00	0.30
18.	Wang Yan	7th Floor, No. 12, Taibei Rd., Jiang’an District, Wuhan	420102197507160328	30.00	0.30
19.	Pan Ming	No. 30-2-201, Meihuan Residential Area Phase II, Wuchang District, Wuhan	422201196303120830	24.00	0.24
20.	Yan Guoqiao	3rd Floor, No. 241, Hanyang Av., Hanyang District, Wuhan	420104195610304338	20.00	0.20
21.	Yan Huan	No. 59-402, Dongfang Garden, Hanyang District, Wuhan	420105198202280455	20.00	0.20
22.	Li Feng	2nd Floor 1, No. 1095-61, Jiefang Ave., Qiaokou District, Wuhan	420104196303090012	20.00	0.20
23.	Yao Halqiong	No. 50, Niupling, Jiang’an District, Wuhan	420102197002033729	15.00	0.15
24.	Li Huili	No. 506, Hexingli, Changqing Office, Dongxihu District, Wuhan	410321197701145525	12.00	0.12
25.	Li Ziliang	4th Floor 1, No. 391, Changdi St., Qiaokou District, Wuhan	4201041981012821X	10.00	0.10
26.	Zhuang Wenbo	13th Floor 7, No. 684-18, Jiefang Ave., Jianghan District, Wuhan	420103196710253716	10.00	0.10
27.	Xue Xi	6th Floor 2, No. 3-13, Xuesong St., Jianghan District, Wuhan	420106196105245223	10.00	0.10
28.	Wang Zhaoping	No. 25, Minzu Rd., Jianghan District, Wuhan	42010419691124242X	10.00	0.10

Serial No.	Name	Address	ID No. (Registration No.)	Number of Shares Held (10,000)	Proportion of Shares Held (%)
29.	Li Mengdie	8th Floor 1, No, 117-4, Fazhan Ave., Jianghan District, Wuhan	420104196407234324	10.00	0.10
30.	Lai Suhua	5th Floor 1, No. 17 Yiyuan Rd., Jiang’an District, Wuhan	420104196305112067	10.00	0.10
31.	Cheng Ying	3-504, No. 8 Building, Fulinyuan Residential Area, Chaoyang District, Beijing	420111197112044169	10.00	0.10
32.	Zhou Lin	24th Floor 5, No. 130, Sanyang Rd., Jiang’an District, Wuhan	360403197412280323	8.00	0.08
33.	Zhang Jing	No. 70, Fenbu St., Nangang District, Harbin	230103197501177023	8.00	0.08
34.	Liu Min	No, 5-5-4-2, Xufeng Apartements, Wuchang District, Wuhan	420107197105100068	6.00	0.06
35.	Zhang Jianshe	No. 46-4, Xian’anfang, Jiang’an District, Wuhan	42010219530709032X	6.00	0.06
36.	Feng Ligang	No. 40, 1st Group, Fenghuang Village, Shuanghe Town, Changning County, Sichuan, Province	512530197603067079	5.00	0.05
37.	Wang Jianxin	7th Floor 2, No. 428, Qingnian Rd., Jianghan District, Wuhan	420103196104033756	4.00	0.04
38.	Xiong Shuming	No. 28-3-601, Zisha Rd., Wuchang District, Wuhan	420106196305011632	3.00	0.03
39.	Luo Anying	2-502, No. 58-13, Wuchang District, Wuhan	420106196211252021	2.00	0.02
40.	Guo Yong	203, No. 1296, Yanchang Rd., Chengguan District, Lanzhon, Gansu Province	620402197108082012	2.00	0.02
41.	Guang Jun	No. 89, Jiaotong Rd., Douhe Town, Xiantao, Hubei Province	429004197903111144	2.00	0.02
42.	Wuhan Xinyucjin Industrial Co., Ltd.	No. Te 1, Luojiazui Rd., Jiang’an District, Wuhan	Registration No. 4201021100565	100.00	1.00